UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2022
Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8989 North Port Washington Road, Suite 211,
Milwaukee, WI, 53217
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K filed by Luxfer Holdings PLC (“Luxfer” or the “Company”) with the Securities and Exchange Commission on March 23, 2022 (the “Original Form 8-K”). The Original Form 8-K reported the appointment of Andrew “Andy” Butcher as the Company’s Chief Executive Officer and an Executive Director of Luxfer’s Board of Directors, effective May 6, 2022. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K. This Form 8-K/A amends, supplements, and restates Item 5.02 of the Original Form 8-K in its entirety.

Section 5    Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, Luxfer Holdings PLC (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, announced that Andrew “Andy” Butcher, 53, has been appointed Chief Executive Officer and an Executive Director of Luxfer’s Board of Directors, effective May 6, 2022. The Company also reaffirmed its prior financial guidance for the year. Alok Maskara, 50, who has served as the Company’s CEO and Executive Director since May 2017, has elected to leave the Company in pursuit of another opportunity. Mr. Maskara’s resignation from the Company was not due to any disagreement with the Company, and Mr. Butcher’s appointment is consistent with the Company’s established succession plan.

Appointment of Chief Executive Officer and Executive Director

The Board of Directors of Luxfer (the “Board”) appointed Andy Butcher as Chief Executive Officer and an Executive Director, effective May 6, 2022. Andy Butcher has served as the President of Luxfer Gas Cylinders, Luxfer’s largest business unit, since 2014. Mr. Butcher joined Luxfer in 1991 and has held positions of increasing responsibility throughout his career with the Company. In 2002, he led the development of Luxfer’s composite gas cylinder business, first as General Manager and then as Executive Vice President. Mr. Butcher currently serves as a Director and Executive Officer of various affiliates and subsidiaries of the Company. Mr. Butcher holds an M.A. degree in Engineering from Cambridge University and an M.B.A from Keele University, both located in England.

On March 23, 2022, the Company issued a press release announcing the appointment of Mr. Butcher as the Company’s Chief Executive Officer and an Executive Director, effective May 6, 2022. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Butcher and any other persons pursuant to which he was selected as Chief Executive Officer and an Executive Director. There are also no family relationships between Mr. Butcher and any Director or Executive Officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation of Chief Executive Officer and Executive Director

Upon approval of Mr. Butcher’s compensation by the Board, Mr. Butcher and the Company entered into:

i.an Offer Letter, which sets forth Mr. Butcher’s compensation in connection with his new role (the “Offer Letter”); and

ii.a Letter Agreement setting forth terms and conditions related to a change of control and compensation upon termination of Mr. Butcher’s employment in various circumstances (the “Termination Agreement”).

Both the Offer Letter and the Termination Agreement are dated May 6, 2022. The Offer Letter and the Termination Agreement each supplement and amend Mr. Butcher’s existing Contract of Employment dated December 9, 2013 (the “Existing Employment Contract”). It is expected that the Company and Mr. Butcher will enter into a new employment contract, which will reflect the terms set forth in the Offer Letter and Termination Agreement and be updated consistent with industry practices for the employment of executives with a U.S. domestic issuer (the “New Employment Contract”). The New Employment Contract will supersede the Existing Employment Contract.

In connection with Mr. Butcher’s appointment as Chief Executive Officer, the Board approved various changes to Mr. Butcher’s compensation, as detailed below.

a.Base Salary: Mr. Butcher’s base salary increased to $615,000 from $372,000 per annum.

b.Prerequisites: Mr. Butcher’s perquisite allowance increased to $40,000 from $20,000 per annum.

c.Short-Term Incentive Compensation (Cash Bonus): With respect to his annual cash bonus, Mr. Butcher’s target bonus opportunity increased to 100% of annual base salary from 50% of annual base salary. For fiscal year 2022, Mr. Butcher’s cash bonus will be calculated using the actual base salary paid to him in the fiscal year, including his previous salary for January 1 - March 31, 2022 ($372,000 per annum, as prorated for said period) and his new base salary for April 1 - December 31, 2022 ($615,000 per annum, as prorated for said period).

d.Long-Term Incentive Compensation (Equity Awards): Mr. Butcher’s target annual equity award increased to 180% of annual base salary from 70% of annual base salary. In his position as President of Luxfer Gas Cylinders, Mr. Butcher was awarded 6,000 time-based restricted stock units and 9,000 performance share units (at target and subject to the achievement of Earnings Per Share (EPS) Growth and Total Shareholder Return (TSR) performance metrics over the 2022-2024 performance period) on March 14, 2022. An additional equity award of 48,000 shares, at target, was awarded to Mr. Butcher on May 6, 2022, reflecting the increase in his target annual equity award as Chief Executive Officer. This additional equity award consists of 19,200 time-based restricted stock units and 28,800 performance share units (at target and subject to the achievement of EPS Growth and TSR performance metrics over the 2022-2024 performance period).

e.Additional Equity Award: Mr. Butcher will be eligible to receive an additional equity award of between 32,000 and 64,000 restricted stock units upon attainment of certain EPS metrics on or before December 31, 2025.

f.Compensation Upon Termination by the Company: As set forth in the Termination Agreement, in the event Mr. Butcher’s employment is terminated by the Company for reasons other than Cause, death, or disability, Mr. Butcher is eligible to receive (i) a severance payment equal to twelve (12) months’ base salary at the annualized rate in effect on the effective date of termination; (ii) a severance payment equal to the actual/earned cash bonus for the fiscal year in which Mr. Butcher’s employment terminates, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual/earned cash bonus has not been determined as of the effective date of termination, then the cash bonus will be paid at the target level and prorated to reflect actual dates of service during the fiscal year; (iii) in lieu of notice, a severance payment representing Mr. Butcher’s cash bonus for the 12-month notice period, which will be paid at the target level; (iv) immediate vesting of all outstanding, unvested time-based equity awards; and (v) immediate vesting of any earned and outstanding, unvested performance-based equity awards that are scheduled to vest in the twelve (12) month period following the effective date of termination. This arrangement differs from that disclosed in the Company’s Proxy Statement on Form DEF 14A in relation to the 2022 Annual General Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 27, 2022, in that only those earned and outstanding, unvested performance-based equity awards that are scheduled to vest in the twelve (12) month period following the date of termination will immediately vest, as opposed to unearned performance-based equity awards calculated in accordance with the formula set forth in the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “LTIP”). Subject to the Remuneration Committee’s discretion, the formula set forth in the LTIP considers performance as of the termination date and the total and elapsed number of days in the performance period.

g.Compensation Upon Change of Control: As set forth in the Termination Agreement, if Mr. Butcher’s employment is terminated in connection with a Change of Control (other than for Cause) and Mr. Butcher does not receive an offer of employment for an Equivalent Position with a Successor, then Mr. Butcher will be eligible to receive (i) a redundancy payment equal to two times his base salary at the annualized rate in effect on the effective date of termination; (ii) a severance payment equal to the actual/earned cash bonus, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual/earned bonus cash bonus has not been determined as of the effective date of the termination, then the cash bonus will be paid at the target level for the year in which employment terminates; (iii) immediate vesting of all outstanding, unvested time-based equity awards, which may be settled in cash or shares in accordance with the rules of the LTIP; and (iv) immediate vesting of any performance-based equity awards, which may be settled in cash or shares and which amount shall be calculated in accordance with the rules of the LTIP. This arrangement differs from that disclosed in the Company’s Proxy Statement on Form DEF 14A in relation to the 2022 Annual General Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 27, 2022, in that the severance payment representing the cash bonus will only be paid at the target level if the actual/earned cash bonus is not determined as of the date of termination.

With respect to his service on the Board, Mr. Butcher will be compensated in accordance with the Company’s existing Directors’ Remuneration Policy, which means he will not receive any additional compensation for his service as a Director of the Company, including service as a Director of any subsidiary or affiliate of the Company.

The foregoing summary of the terms and conditions of Mr. Butcher’s employment does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Offer Letter, Termination Agreement, and Existing Employment Contract, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K/A and are incorporated herein.

Departure of Chief Executive Officer and Executive Director

Mr. Maskara tendered his letter of resignation to the Company on March 19, 2022 and ceased serving as a Director and Chief Executive Officer of the Company on May 5, 2022. Consistent with the Company’s existing practices and in accordance with his Employment Contract dated May 17, 2017, Mr. Maskara will receive on the next regular payroll date following his departure (i) a total of $306,667.00 in cash, representing Mr. Maskara’s target bonus opportunity for fiscal year 2022, as prorated to reflect dates of service in 2022 and (ii) immediate vesting of 57,819 outstanding and unvested restricted stock units. Mr. Maskara agreed to waive certain compensation to which he is entitled upon his resignation within the 120-day notice period, as detailed in his Employment Contract dated May 17, 2017. This compensation, as waived by Mr. Maskara, includes payment of salary through the end of the 120-day notice period, payment of the target bonus amount for the remainder of fiscal year 2022, and vesting of outstanding performance-based equity awards. Mr. Maskara’s Employment Contract, which contains provisions that are expressed to operate or have effect after termination of the Contract, includes non-compete and non-solicitation clauses, as well as a waiver and release of claims against the Company and its subsidiaries, affiliates, officers and directors.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Offer Letter between Andrew Butcher and Luxfer Holdings PLC, dated May 6, 2022 (certain information in this Exhibit 10.1 has been redacted because it is immaterial, confidential, and would be competitively harmful if publicly disclosed)

10.2 Termination Agreement between Andrew Butcher and Luxfer Holdings PLC, dated May 6, 2022

10.3 Existing Employment Contract between Andrew Butcher and Luxfer, Inc., dated December 9, 2013

99.1 Press Release dated March 23, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: May 10, 2022

By: /s/ Megan Glise
      Megan Glise
Authorized Signatory for and on behalf of
Luxfer Holdings PLC